Exhibit 10.2

POOL CORPORATION

AMENDED AND RESTATED

2007 LONG-TERM INCENTIVE PLAN

1. Purpose and Effective Date. The purpose of the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan, as it may be further amended from time to time (the “Plan”) is to increase stockholder value and to advance the interests of Pool Corporation (“POOL”) and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic Incentives to attract, retain, reward and motivate key employees, officers, directors, consultants and advisors to the Company and to strengthen the mutuality of interests between such persons and POOL’s stockholders. The Plan originally became effective on May 8, 2007 and was subsequently amended and restated by the Board and re-approved by POOL’s stockholders effective on May 4, 2016. The current version of the Plan reflects a further amendment and restatement, which is effective as of its adoption by the Board on October 28, 2025.

2. Definitions. Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates:

2.1 “Board” shall mean the Board of Directors of POOL.

2.2 “Change of Control” shall mean the occurrence of any of the following events:

A.
the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of POOL’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control:

(i)
any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 2.2(C) hereof) of Common Stock directly from the Company;

(ii) any acquisition of Common Stock by the Company;

(iii)
any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iv)
any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 2.2(C) hereof; or

B.
a majority of the directors of the Company shall be persons other than persons:

(i)
for whose election proxies shall have been solicited by the Board; or

(ii)
who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships; or

Exhibit 10.2

C.
consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of POOL) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(i)
the individuals and entities who were the beneficial owners of POOL’s outstanding Common Stock and POOL’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”); and

(ii)
except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either POOL, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 50% or more of the combined voting power of the then outstanding voting securities of such corporation; and

(iii)
at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

D.
approval by the stockholders of POOL of a complete liquidation or dissolution of POOL.

For purposes of this Section 2.2, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.3 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the Treasury Regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Incentive.

2.4 “Committee” shall mean the Compensation Committee of the Board (or any successor), or another committee or subcommittee of the Board, appointed as provided in Section 4.

2.5 “Common Stock” shall mean the common stock of POOL, par value $.001 per share.

Exhibit 10.2

2.6 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

2.7 “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with applicable law.

2.8 “Family Members” shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the employee’s household (other than a tenant or employee).

2.9 “Incentive” shall mean an Option, a Restricted Stock award or a Restricted Stock Unit award, which may be awarded or granted under the Plan (collectively, “Incentives”).

2.10 “Incentive Agreement” shall mean a written (or electronic) agreement, which shall contain such terms and conditions with respect to an Incentive as the Committee shall determine, which terms and conditions shall not be inconsistent with the terms of the Plan.

2.11 “Non-Qualified Option” shall mean an Option which is not designated as an incentive stock option under Section 422 of the Code by the Committee.

2.12 “Option” shall mean a stock option granted under Section 6 of the Plan. An Option granted under the Plan shall be a Non-Qualified Option.

2.13 “Participant” shall mean a person who has is eligible under Section 4 of the Plan and who has been granted or awarded an Incentive.

2.14 “Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals applicable to an Incentive for a Performance Cycle. The Performance Criteria pursuant to which Incentives shall vest or be granted shall be any or a combination of the following performance measures (or such other applicable criteria as selected by the Committee, in its discretion) applied to the Company, POOL, a division or a Subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, return on invested capital, return on investments, reduction of expenses, increase in cash flow, increase in revenues or customer growth, and net income.

2.15 “Performance Goals” shall mean the specific goals established in writing by the Committee for a Performance Period based upon the Performance Criteria. For any Performance Period, such Performance Goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Performance Goals may be subject to such adjustments as are specified by the Committee. In connection with its evaluation of the Company’s performance

Exhibit 10.2

during a Performance Period, and unless determined otherwise when establishing the Performance Goals, the Committee shall make adjustments to the Performance Goals for the following, as applicable: (i) significant acquisition-related charges and/or impact on results; (ii) the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; (iii) major capital restructuring; (iv) goodwill and other non-cash impairment charges; and (v) any extraordinary items as described in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.

2.16 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Incentive that is subject to the satisfaction of one or more Performance Goals.

2.17 “Restricted Stock” shall mean Common Stock awarded under Section 7 of the Plan.

2.18 “Restricted Stock Unit” or “RSU” shall mean a right to receive a share of Common Stock or an equivalent cash payment, or a combination of both, awarded under Section 8 of the Plan.

2.19 “Section 409A” shall mean Section 409A of the Code.

2.20 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

2.21 “Subsidiary” shall mean any corporation, limited liability company or other entity, of which POOL owns (directly or indirectly), within the meaning of Section 424(f) of the Code, 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests.

3.	Administration.

3.1 Composition. The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act.

3.2 Authority. The Committee shall have plenary authority to grant Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into Incentive Agreements with Participants as to the terms of the Incentives, to determine that the vesting or grant of any Incentive granted hereunder shall be conditioned on the achievement of one or more Performance Goals, as well as the Performance Period during which performance is to be measured, and such other limitations and conditions as it shall determine for such Incentives, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and Participants. The Committee may delegate its authority hereunder to the extent provided in Section 4 hereof.

4. Eligible Participants. Key employees, officers, directors and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to Participants not subject to Section 16 of the Exchange Act and in accordance with applicable law, the Committee may delegate to appropriate officers of the Company or any other body or person, its authority to designate Participants, to determine the size and type of Incentives to be received by those Participants and to set and modify the terms of the Incentives.

Exhibit 10.2

5.	Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Sections 5.2 and 9.5, the maximum number of shares of Common Stock that may be delivered to Participants and their permitted transferees under the Plan shall be 9,315,000.

5.2 Share Counting. To the extent any shares of Common Stock covered by an Option or Restricted Stock Unit are not delivered to a Participant or permitted transferee because the Option or Restricted Stock Unit is forfeited or canceled or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. With respect to the Net Share Exercise of Options, as defined in Section 6.5 hereof, all shares to which the Option relates are counted against the Plan limits, rather than the net number of shares delivered upon exercise. In addition, the following shares of Common Stock may not again be made available for issuance as Incentives under the Plan: (i) shares of Common Stock delivered or withheld in payment of the exercise of an Option, (ii) shares of Common Stock delivered or withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, and (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of an Option.

5.3 Limitations on Incentives. Subject to Sections 5.2 and 9.5, the following additional limitations are imposed under the Plan:

A.
Except as provided in Section 5.3(C) with respect to non-employee directors, the maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar year period shall be the lesser of (i) 400,000 Options or (ii) 150,000 shares of Restricted Stock or RSUs.

B.
The maximum number of shares of Common Stock that may be issued as Restricted Stock or RSUs under the Plan shall be 2,300,000 shares.

C.
The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to a non-employee director during any one calendar year period shall be 10,000 shares.

5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Options. An Option is a right to purchase shares of Common Stock from POOL. Each Option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 9.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

6.2 Number. The number of shares of Common Stock subject to the Option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 9.5.

Exhibit 10.2

6.3 Duration and Time for Exercise. The term of each Option shall be determined by the Committee but shall not exceed 10 years from date of grant. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee.

6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per share by which: (i) the Fair Market Value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

6.5 Manner of Exercise. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The Option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the Participant for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day of the date such Option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the Participant for delivery to the Company) to pay the exercise price; (e) by authorizing the Company to withhold from the exercise that number of shares of Common Stock which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the Option being exercised (a “Net Share Exercise”) or (f) in such other manner as may be authorized from time to time by the Committee.

6.6 Repricing. Except for adjustments pursuant to Section 9.5 or actions permitted to be taken by the Committee under Section 9.10(B) in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding Option granted under this Plan may not be decreased after the date of grant; and (b) an outstanding Option that has been granted under this Plan may not, as of any date that such Option has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, shares of Common Stock or a cash payment.

6.7 No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Option.

7.	Restricted Stock.

7.1 Grant of Restricted Stock. The Committee may award shares of Restricted Stock to such eligible Participants as the Committee determines pursuant to the terms of Section 4. An award of Restricted Stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified Performance Goals, as the Committee may determine, subject to the provisions of the Plan.

7.2 The Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested (the “Restricted Period”). Except for shares of Restricted Stock that vest based on the attainment of Performance Goals and except for shares of Restricted Stock granted to directors, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of Restricted Stock is based upon the attainment of

Exhibit 10.2

Performance Goals or if shares of Restricted Stock are granted to directors, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of Restricted Stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 9.3 and under the conditions described in Section 9.10 hereof.

7.3 Incentive Agreement and Registration of Shares. The Participant receiving Restricted Stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. The shares of Restricted Stock awarded shall be registered in the name of the Participant in book entry form reflecting the restrictions on transfer.

7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5 Forfeiture. In the event of the forfeiture of any shares of Restricted Stock under the terms provided in the applicable Incentive Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be cancelled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the number of shares of restricted stock with respect to which the restrictions have lapsed shall be registered in the name of the Participant in book entry form, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock and the right to receive any dividends.

8.	Restricted Stock Units.

8.1 Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to such eligible Participants as the Committee determines pursuant to the terms of Section 4. A Restricted Stock Unit is an unfunded right to receive a corresponding number of shares of Common Stock upon satisfaction of applicable vesting conditions. Restricted Stock Units may be settled in Common Stock and/or cash upon the satisfaction of such terms and conditions, including the attainment of specified Performance Goals, as the Committee may determine, subject to the provisions of the Plan. The terms and conditions of each such Incentive shall be determined by the Committee, and such terms and conditions may differ among individual Incentives and Participants.

8.2 Vesting of Restricted Stock Units. At the time an award of Restricted Stock Units is granted, the Committee shall establish a period of time during which the Restricted Stock Units shall be subject to vesting and to forfeiture if such vesting conditions are not met (the “Vesting Period”). Except for Restricted Stock Units that vest based on the attainment of Performance Goals and except for Restricted Stock Units granted to directors, the Vesting Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the Restricted Stock Units is based upon the attainment of Performance Goals or if Restricted Stock Units are granted to directors, a minimum Vesting Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of Restricted Stock

Exhibit 10.2

Units may have a different Vesting Period. The expiration of the Vesting Period shall also occur as provided under Section 9.3 and under the conditions described in Section 9.10 hereof.

8.3 Dividend Equivalents. A holder of Restricted Stock Units shall have no right to receipt of any dividends with respect to the Restricted Stock Units. However, the Committee may provide for a holder of Restricted Stock Units to receive the equivalent value of dividends paid on the number of shares of Common Stock subject to the Restricted Stock Units (“Dividend Equivalents”). Any such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as the Committee may, in its discretion, prescribe in the Incentive Agreement.

8.4 Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to Common Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalents on Restricted Stock Units pursuant to Section 8.3.

9.	General.

9.1 Duration. Subject to Section 9.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

9.2 Transferability. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) at the discretion of the Committee, as to Options, (i) to Family Members, (ii) to a partnership in which the Participant and/or Family Members, or entities in which the Participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or Family Members, or entities in which the Participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the Participant and/or Family Members or (v) to a charitable organization. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

9.3 Effect of Termination of Employment or Death. In the event that a Participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentive may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

9.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall

Exhibit 10.2

not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9.5 Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide Participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

9.6 Withholding.

A.
The Company shall have the right to withhold from any stock issued under the Plan or to collect as a condition of issuance or vesting, any taxes required by law to be withheld. Without limiting the foregoing, at any time that a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock, the vesting or settlement of Restricted Stock Units, or the exercise of an Option, unless otherwise determined by the Committee, the Participant has the right to satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value up to the maximum statutory amount allowed to be withheld under U.S. federal, state and local law and under any applicable Non-U.S. law (including the Participant’s FICA, employment tax or other social security contribution obligation). The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date as of which the amount of tax to be withheld shall be determined (“Tax Date”).

B.
Each Election must be made prior to the Tax Date. If a Participant makes an election under Section 83(b) of the Code with respect to shares of Restricted Stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

9.7 No Continued Employment. No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

9.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the Participant if permitted in the Incentive Agreement. Any such deferral arrangement shall comply with Section 409A.

9.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A.
without the approval of the stockholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) amend Section 6.6 to permit repricing of Options, or (iii) make any other change for which stockholder approval is required by law or under the applicable rules of Nasdaq; or

B.
materially impair, without the consent of the Participant, an Incentive previously granted, unless such amendment is required to comply with or facilitate compliance with applicable law or is made pursuant to Section 9.13.

Exhibit 10.2

9.10 Change of Control.

A.
Unless otherwise provided in an Incentive Agreement, if there has been a Change of Control and following such Change of Control, Incentives remain outstanding or have been assumed and converted to incentives of another entity, and within two years following such Change of Control, a Participant’s employment with the Company is terminated by the Company without Cause or by such Participant with Good Reason, all outstanding Incentives granted to such Participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all Performance Goals and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived at the target level without the necessity of action by any person. Unless otherwise defined in an Incentive Agreement:

i.
“Cause” shall mean (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company; (ii) conduct that has caused demonstrable and serious injury to the Company, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, or (iv) breach of duty of loyalty to the Company or other act of fraud or dishonesty with respect to the Company.

ii.
“Good Reason” shall mean any of the following (without the Participant’s express written consent): (i) a material diminution in the Participant’s base salary as of the day immediately preceding the Change of Control, (ii) a material diminution in the Participant’s authority, duty or responsibilities as they existed the day immediately preceding the Change of Control, or (iii) the Company’s requiring the Participant to be based at any office or location more than 50 miles from the Participant’s principal office or location as of the day immediately preceding the Change of Control. Notwithstanding the foregoing, the Participant shall not have the right to terminate Participant’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right the Participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, the Participant must terminate the Participant’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.

B.
No later than 30 days after a Change of Control of the type described in Sections 2.2(A) or 2.2(B) and no later than 30 days after the approval by the Board of a Change of Control of the type described in Sections 2.2(C) or 2.2(D), the Committee, acting in its sole discretion without the consent or approval of any Participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual Participants and which may vary among Incentives held by any individual Participant:

i.
require that all outstanding Options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate;

ii.
make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

Exhibit 10.2

iii.
provide for mandatory conversion of some or all of the outstanding Incentives held by some or all Participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Incentive, as defined and calculated below, over any applicable exercise price of such Incentive or, in lieu of such cash payment, the issuance of common stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

iv.
provide that thereafter, upon any exercise of an Option, the holder shall be entitled to purchase or receive under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the Participant had been the record owner of the number of shares of Common Stock then covered by such Option.

C.
For the purposes of paragraph (iii) of Section 9.10(B), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

i.
the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization;

ii.
the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place;

iii.
in all other events, the fair market value per share of Common Stock into which such Incentives being converted are exercisable or to which such Incentives are subject, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such Incentives; or

iv.
in the event that the consideration offered to holders of Common Stock in any transaction described in this Section 9.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

9.11 Incentive Agreements. Each award of an Incentive hereunder shall be evidenced by an Incentive Agreement or notice delivered to the Participant, by paper copy or electronic copy, that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Incentive of the Participant’s ceasing to be employed by or to provide services to the Company. The Incentive Agreement may also provide for the forfeiture of an Incentive in the event that the Participant competes with the Company or engages in other activities that are harmful to or against the interests of the Company.

9.12 Clawback Policy/Recoupment of Incentives. All Incentives (including any proceeds, gains or other economic benefit actually or constructively received by any Participant upon receipt, exercise or settlement of any Incentive or upon the receipt or resale of any shares of Common Stock underlying the Incentive) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (a) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, (b) under the terms of, or to comply with a recoupment obligation arising under, the Pool Corporation Clawback Policy, to the extent applicable

Exhibit 10.2

to the Participant and (c) under the terms of any other clawback policy or guideline adopted by the Company (as may be amended from time to time) for reasons related to compliance with applicable law, fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates and/or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Incentive (and such requirements shall be deemed incorporated into this Plan without the consent of the Participant). No recovery of compensation under such a clawback policy or guidelines or under applicable law will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with Company.

9.13 Section 409A of the Code. The Incentives granted under the Plan are intended to be exempt from or comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Incentive Agreements and the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation. To the extent any Incentive is subject to Section 409A and such Incentive is payable on account of Participant’s termination of service, then (a) such Incentive shall be paid only to the extent such termination of service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Incentive is payable to a “specified employee” as defined in Section 409A then, notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

Further notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Incentive upon a Change in Control or in a different form or at a different time following a Change in Control, the applicable transaction or event described in Section 2.2 must qualify as a change in control event within the meaning of Section 409A(a)(2)(A)(v), and if it does not, then unless otherwise specified in compliance with Section 409A in the applicable Incentive Agreement, payment of such Incentive will be made on the Incentive’s original payment schedule or, if earlier, upon the death of the Participant.

Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive may be subject to Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Incentive Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to exempt the Incentive from Section 409A or comply with the requirements of Section 409A. The Company makes no representations or warranties as to the tax treatment of any Incentive under Section 409A or otherwise. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

9.14 Electronic Communications. Any reference in the Plan to providing “written” notice or delivering materials “in writing” shall be deemed to include notice or delivery by electronic means, including but not limited to email, secure online portals, or other electronic transmission methods approved by the Company.